Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333‑169050, 333-181071, 333-204858 and 333-208107) on Form S-8 of our report dated May 15, 2019, relating to the abbreviated financial statements of PortfolioCenter Business (formerly of Performance Technologies, Inc.) (the “Business”), a Business of The Charles Schwab Corporation (“Schwab”) prior to April 1, 2019, appearing in this Amendment No. 1 to Current Report on Form 8-K/A of Envestnet, Inc. filed on June 7, 2019.
/s/ Deloitte & Touche LLP
San Francisco, California
June 7, 2019